                   As filed with the Securities and Exchange
                          Commission on June 27, 2002
                                                     Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                                   FORM S-8
                                 REGISTRATION
                                   STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF
                                     1933
                              -------------------

                       THE ULTIMATE SOFTWARE GROUP, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                                               65-0694077
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                               2000 Ultimate Way
                               Weston, FL  33326
                             (Address of Principal
                         Executive Offices) (Zip Code)

                       The Ultimate Software Group, Inc.
                        Nonqualified Stock Option Plan
                 as Amended and Restated as of March 20, 2002
                           (Full Title of the Plans)

                             Mitchell K. Dauerman
                       The Ultimate Software Group, Inc.
                               2000 Ultimate Way
                               Weston, FL  33326
                                (954) 331-7000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

--------------------------------------------------------------------------------------------------------------
                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                             Proposed maximum         Proposed maximum
 Title of securities to   Amount to be       offering price per       aggregate offering      Amount of
     be registered         registered                share                   price          registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value     3,940,909/1/            $3.68/2/            $14,502,545/2/            $1,334
 $.01 per share.........
--------------------------------------------------------------------------------------------------------------

/1/ This Registration Statement shall also cover any additional shares of Common Stock which become issuable under The Ultimate Software Group, Inc. Nonqualified Stock Option Plan as Amended and Restated as of March 20, 2002 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of the Company's Common Stock.

/2/ Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the NASDAQ on June 24, 2002.

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), relating to an additional 3,940,909 shares of the Company's common stock, par value $0.01 per share, issuable to eligible officers, directors and employees of the Company and its subsidiaries under the Company's Nonqualified Stock Option Plan as Amended and Restated as of March 20, 2002, and consists only of those items required by General Instruction E to Form S-8.


                                    PART II

           INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

     The Company's Registration Statement on Form S-8, Registration No. 333-55985, filed with the Securities and Exchange Commission on June 3, 1998, including all exhibits thereto, is incorporated herein by reference.

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated by reference into this Registration Statement on Form S-8, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement on Form S-8 and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Accordingly, in connection with any acquisition of common stock of the Company registered by this Registration Statement on Form S-8, Arthur Andersen LLP may not have any liability under Section 11 of the Securities Act of 1933 for false and misleading statements and omissions contained in such financial statements audited by Arthur Andersen LLP, and any claims against Arthur Andersen LLP related to any such false and misleading statements and omissions may be limited.

Item 8.  Exhibits
------

  Exhibit
  Number       Description
  ------       -----------

    5.1    -   Opinion of Dewey Ballantine LLP as to legality of securities being registered

   23.2    -   Consent of Dewey Ballantine LLP (included in Exhibit 5.1)

   99.1    -   The Ultimate Software Group, Inc. Nonqualified Stock Option Plan
               as Amended and Restated as of March 20, 2002

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, Florida on this 27th day of June, 2002.

                                 THE ULTIMATE SOFTWARE GROUP, INC.



                                 By:  /s/ Mitchell K. Dauerman
                                     ------------------------------------
                                     Mitchell K. Dauerman
                                     Executive Vice President, Chief Financial
                                               Officer and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on June 27, 2002 by the following persons in the capacities indicated.

           Signature                                  Title
           ---------                                  -----

  /s/ Scott Scherr                       President, Chief Executive Officer
-----------------------------------      and Chairman of the Board
        Scott Scherr

  /s/ Mitchell K. Dauerman               Executive Vice President, Chief Financial
-----------------------------------      Officer (Principal Financial and Accounting
        Mitchell K. Dauerman             Officer) and Treasurer



  /s/ Alan Goldstein  M.D.               Executive Vice President of Development and
-----------------------------------      Director
        Alan Goldstein M.D.

  /s/ Marc D. Scherr                     Vice Chairman of the Board
-----------------------------------
        Marc D. Scherr

  /s/ LeRoy A. Vander Putten             Director
-----------------------------------
        Leroy A. Vander Putten

  /s/ James A. FitzPatrick, Jr.          Director
-----------------------------------
        James A. FitzPatrick, Jr.

  /s/ Robert A. Yanover                  Director
-----------------------------------
        Robert A. Yanover

Exhibit       Description
Number        -----------
------
  5.1    -    Opinion of Dewey Ballantine LLP as to legality of securities being registered

 23.2    -    Consent of Dewey Ballantine LLP (included in Exhibit 5.1)

 99.1    -    The Ultimate Software Group, Inc. Nonqualified Stock Option Plan
              as Amended and Restated as of March 20, 2002